UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2019

Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

200 Cardinal Way, 2nd Floor

Redwood City, California 94063

(Address of principal executive offices, including ZIP code)

(650) 486-1416

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2019, Mary Spellman, M.D., former Chief Medical Officer of Menlo Therapeutics Inc., a Delaware corporation (“Menlo” or the “Company”), and the Company entered into a Professional Services Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Spellman will serve as a consultant to the Company until November 30, 2019, assisting on an as needed basis with the completion and transition of matters that she had been working on as Chief Medical Officer. Dr. Spellman will receive cash compensation of $350 per hour for services delivered and may provide up to 60 hours of consulting services per month. Dr. Spellman’s outstanding equity awards will also continue to vest in accordance to their terms while she provides consulting services to the Company.

The foregoing description of the material terms of the Consulting Agreement is qualified in its entirety by the complete terms of such agreement, which will be filed as an exhibit in the Company’s quarterly report for the quarter ended June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Menlo Therapeutics, Inc.

/s/ Kristine Ball
Date: June 6, 2019	By: Kristine Ball
Senior Vice President, Corporate Strategy and
Chief Financial Officer